UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14C INFORMATION
(Rule 14c-101)
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. ____)

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MERCARI COMMUNICATIONS GROUP, LTD.
(Name of Registrant As Specified In Charter)

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MERCARI COMMUNICATIONS GROUP, LTD. 2525 East Cedar Avenue Denver, CO 80209

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on May 29, 2008

To Our Shareholders:

          A Special Meeting of Shareholders of Mercari Communications Group, Ltd., a Colorado corporation (“Company”), will be held at 1610 Wynkoop Street, Suite 100, Denver, Colorado 80202 on May 29, 2008, at 8:00 a.m., Mountain Daylight Time, for the purpose of considering and acting upon the following:

(1)	To approve and adopt a one for 3.5 reverse split of outstanding shares of the Company’s common stock to be effective on the first business day following the shareholders meeting;

(2)	To amend the Articles of Incorporation of the Company for the following purposes:

(a) to reduce the minimum number of directors of the Company from three to two; and

(b) to include the provision that shareholders may take action without a meeting of shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

(3)	To transact other matters as may properly come before the meeting or any adjournment thereof.

        Details relating to the above matters are set forth in the attached Information Statement. All of our shareholders of record at the close of business on April 30, 2008, are entitled to notice of and to attend and vote at the meeting or at any adjournment or postponement thereof.

        Each share of our common stock entitles its holder to one vote on each matter submitted to the shareholders. Underwood Family Partners, Ltd. of which L. Michael Underwood, the Company’s President and a director is general manager and a beneficial owner, and Kanouff, LLC, of which John P. Kanouff, the Company’s Secretary and Treasurer and a director is sole owner and manager, together own 4,970,251 of the Company’s 5,562,897 issued and outstanding common shares. Both these shareholders intend to attend the special meeting of shareholders and to vote in favor of the above matters. No Proxies will be solicited for the meeting.

        The enclosed Information Statement and Notice of Special Meeting is being mailed on or about May 6, 2008 to shareholders of record as of the close of business on April 30, 2008. You are urged to read the enclosed Information Statement in its entirety.

BY ORDER OF THE BOARD OF DIRECTORS

John P. Kanouff,
Corporate Secretary

May 6, 2008

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

MERCARI COMMUNICATIONS GROUP, LTD.
2525 East Cedar Avenue
Denver, CO 80209

INFORMATION STATEMENT

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

SPECIAL MEETING OF SHAREHOLDERS

To be Held May 29, 2008

          The Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Shareholders”) of the common stock, par value $.00001 per share (the “Common Stock”), of Mercari Communications Group, Ltd., a Colorado corporation (the “Company”), to notify such Shareholders that the Special Meeting of the shareholders of Mercari Communications Group, Ltd. (the “Company”) will be held at 1610 Wynkoop Street, Suite 100, Denver, Colorado 80202, at 8:00 a.m. on May 29, 2008, or at any adjournment or postponement thereof. At the Special Meeting, the following issues will come before the Shareholders for a vote:

(1)	To approve and adopt a one for 3.5 reverse split of outstanding shares of the Company’s common stock to be effective on the first business day following the shareholders meeting;

(2)	To amend the Articles of Incorporation of the Company for the following purposes:

(a) to reduce the minimum number of directors of the Company from three to two; and

(b) to include the provision that shareholders may take action without a meeting of shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

(3)	To transact other matters as may properly come before the meeting or any adjournment thereof.

INFORMATION ON MAJORITY SHAREHOLDERS

          As of April 30, 2008 (the “Record Date”), the Company had 5,562,897 shares of Common Stock. Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders. Underwood Family Partners, Ltd. of which L. Michael Underwood, the Company’s President and a director is general manager and a beneficial owner, and Kanouff, LLC, of which John P. Kanouff, the Company’s Secretary and Treasurer and a director is sole owner and manager, together own 4,970,251 of the Company’s 5,562,897 issued and outstanding common shares. Both these shareholders intend to attend the special meeting of shareholders and to vote in favor of the above matters. No Proxies will be solicited for the meeting.

INFORMATION CONCERNING THE SPECIAL MEETING AND VOTING

What matters will be voted on at the Special Meeting?

        The Board of the Company is providing this Information Statement in connection with the Special Meeting. At the Special Meeting you and all other shareholders will be asked to consider and vote on the matters described in the attached notice. Each of such matters is discussed in this Information Statement. Except for such matters, the Board does not know of any other matters that may come before the Special Meeting. Colorado law imposes limitations on the ability of shareholders to present business items at a special meeting if those items were not included in the notice of the special meeting. Accordingly, except for procedural matters incidental to the conduct of the meeting, it is not expected that any other matters will come before the Special Meeting.

Who can vote at the Special Meeting?

        In order to vote at the Special Meeting, you must have been a shareholder of record at the close of business on April 30, 2008, which is referred to as the “Record Date.” If your shares are owned of record in the name of a broker or other nominee, you should follow the instructions of such nominee on how to accomplish the voting of your shares. On the Record Date there were 5,562,897 shares of common stock of the Company issued, outstanding, and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted upon at the Special Meeting.

How do I vote?

        You can vote by attending the meeting to vote in person, or by properly authorizing another person to represent you and vote your shares. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Can I attend the meeting and vote in person?

        Yes, however, shares held in street name by a third party, such as a bank or broker, may be voted in person by you at the Special Meeting only if you obtain a properly signed proxy from the record holder giving you the right to vote the shares.

What constitutes a quorum?

        In order for business to be conducted at the Special Meeting, a quorum must be present. A quorum consists of holders of a majority of the shares of common stock issued and outstanding on the Record date and entitled to vote. Shares of common stock represented in person or by proxy, including shares that abstain or do not vote with respect to the matter to be voted upon, will be counted for purposes of determining whether a quorum exists. The directors, who will attend the Special Meeting, beneficially own and hold the power to vote more than a majority of the common stock of the Company issued and outstanding, and therefore a quorum is assured.

What vote is required to approve the matters to be voted upon at the Special Meeting?

        The affirmative vote of a majority of the outstanding shares of common stock of the Company will be required to approve each of the matters to be voted on at the Special Meeting. The directors of the Company, who beneficially own and hold the power to vote more than a majority of the outstanding shares of the Company, will vote their shares for each matter described in this Information Statement at the Special Meeting. Therefore, approval of each of such matters is assured.

How will votes be counted?

        You may vote “FOR,” “AGAINST,” or “ABSTAIN”. If you “ABSTAIN,” such abstention will be treated as shares that are present but that have not been voted; and will be treated as a “NO” vote in determining whether a proposal is approved. According to Colorado law, if a shareholder abstains from voting on an action, that person’s shares will still be counted for determining whether a quorum is present. If a broker or other person that holds shares in its name as nominee does not vote such shares on any particular proposal because it does not have the authority to do so ( a “broker non-vote”); but such nominee does vote on other proposals, the shares will still be counted for determining whether a quorum is present. Broker non-votes are counted as shares present and entitled to be voted with respect to matters on which the nominee has expressly not voted. Therefore, all non-votes will be treated as a “NO” vote on matters being voted on at the Special Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        Because the two officers and directors collectively own beneficially and control the voting of more than a majority of the outstanding common stock, the Company’s only outstanding securities, approval of management’s proposals described in this Information Statement is assured. Shareholders of the Company will have no dissenter’s rights with respect to any of the proposals described in this Information Statement.

How many shares are beneficially owned by officers and directors of the Company?

        The following table shows as of the Record Date, the shares of the Company’s $0.00001 par value common stock, its only class of equity securities, beneficially owned by (i) each person who beneficially owned more than 5% of the outstanding shares with the address of each such person, (ii) each of the Company’s directors, and (iii) by all of the Company’s officers and directors as a group:

Name and Address	Amount and Nature of	Percent
Of Beneficial Owner	Beneficial Ownership (1)	of Class

L. Michael Underwood (2)	2,485,125	45%
1610 Wynkoop Street, Suite 100
Denver, CO 80202

John P. Kanouff (3)	2,485,126	45%
1610 Wynkoop Street, Suite 100
Denver, CO 80202

Directors and Executive	4,970,251	90%
Officers as a Group
(three persons)

(1)	Beneficial owners listed have sole voting and investment power with respect to the shares.
(2)	The shares are owned by Underwood Family Partners, Ltd. of which Mr. Underwood is the general partner and a beneficial owner.
(3)	The shares are owned by Kanouff, LLC of which Mr. Kanouff is the sole owner and manager.

What about meetings of directors, and will directors be elected at the Special Meeting?

        During the fiscal year ended May 31, 2007, the directors had four meetings, all of which were special meetings held pursuant to unanimous written consent by all of the incumbent directors. During period from June 2007, to April 2008, the directors had two meetings, both of which were held pursuant to unanimous written consent. The Board has no standing audit, nominating, or compensation committees. It is not proposed that directors will be elected at the special meeting.

Has there been any transactions involving the Company and incumbent officers or directors since June 1, 2006?

        As of January 1, 2007, the Company was delinquent in filing required reports with the Securities and Exchange Commission (“SEC”); was delinquent in filing tax returns with federal and state governments; and was delinquent in paying certain of its creditors. On January 19, 2007, Kanouff, LLC (“KLLC”), an entity owned and managed by John P. Kanouff, and Underwood Family Partners, Ltd. (“Partnership”), an entity controlled by L. Michael Underwood, each loaned $10,000 to the Company. The Company agreed to use the proceeds of these loans to file the delinquent reports with the SEC, to file the delinquent tax returns, and to pay all of its accounts payable. Also, these two entities loaned $35,000 to the three persons who were the incumbent directors of the Company on January 19, 2007. Under the agreements relating to these loans, the loans would to be repaid with shares of the common stock of the Company when the Company was current with its filing requirements and its accounts payable. During 2004 and 2005, Robert W. Marsik, an incumbent officer and director of the Company, made loans totaling $2,350 to the Company; and during February of 2007, the Company repaid $610 of these loans and the balance of $1,740 was forgiven by such person. On March 21, 2007, the Company repaid its loans to KLLC and the Partnership by issuing 1,000,000 shares to each entity; and the three individuals repaid their loans by transferring 570,125 of their shares one half to each of the two entities. As a result of such issuances and transfers of shares to KLLC and the Partnership, a change in control of the Company occurred. In order to provide capital to the Company to pay its ordinary and normal operating expenses, including expenses related to filing reports with the SEC, on June 18, 2007, each of these entities purchased 500,000 shares of common stock from the Company for $5,000 in cash; and on November 27, 2007, each of these entities purchased 750,000 shares of common stock from the Company for $7,500.

Are the officers or directors being compensated by the Company?

        None of the Company’s officers or directors currently receives any salary or other compensation or benefits. No compensation or other benefits has been paid to any officer, director, or employee of the Company since 1990.

PROPOSAL TO AUTHORIZE REVERSE STOCK SPLIT

General Information

        The Board of Directors has approved and has recommended that shareholders approve a proposal to authorize a reverse split of the shares of our common stock at a ratio of 1 share for each 3.5 shares currently outstanding. The reverse stock split will reduce the number of shares of our common stock outstanding, will not increase the par value of our common stock, and will not change the number of authorized shares of our common stock. Upon approval of this proposal by the holders of a majority of outstanding shares at the Special Meeting, a 1 for 3.5 reverse stock split will be approved to be effective on the first business day following the date of the Special Meeting.

What are the reasons for the reverse stock split?

        The primary reason for the reverse stock split is to reduce the number of shares of the Company which are outstanding in order to facilitate the possibility of the Company acquiring a business opportunity through a merger or acquisition. The Company currently has minimal assets and currently does not have products or services. The business plan of the Company is to seek to merge with another company or to acquire another company which has assets and an active business. The directors of the Company believe that any such potential transaction would result in the shareholders of the Company holding less than 10% or 15% of the surviving entity after such merger or acquisition. The Company currently has 5,562,897 shares outstanding which the directors believe is an impediment to finding a suitable merger or acquisition candidate for the Company. The directors have not yet identified a suitable merger or acquisition candidate, and no assurance can be given that the directors will find a suitable candidate. Another reason for the reverse stock split is to increase the potential for trading of the Company’s common stock. During February of 2008, the Company’s common stock was cleared for trading on the OTC Bulletin Board and the Pink Sheets. As of April 9, 2008, only 25,000 shares have been publicly traded. The Company is a very small Company, but has a substantial number of shares outstanding. It is possible, although no assurance can be given, that if the Company has fewer shares outstanding, reflecting the small size of the Company, that there might be more activity in the trading of the Company’s common stock.

What are the risks of the reverse stock split?

        The primary risk of the reverse stock split is that there will be less liquidity in our shares because there will be fewer shares outstanding. Each shareholder will own the same percentage of the Company’s outstanding stock after giving effect to the reverse stock split as such shareholder owned before such reverse stock split. However, each shareholder will own approximately 71% fewer shares of the Company’s common stock after giving effect to the reverse stock split as such shareholder owned before giving effect to such reverse stock split. Also, because there is no assurance that a suitable merger or acquisition candidate can be found, the expenditure of Company funds to effect the reverse stock split may be a waste of such funds.

How will the reverse stock split affect me?

        With two exceptions, for each 3.5 shares you owned prior to the reverse stock split you will own 1 share after the reverse stock split. The first exception is that all holders of record who would own fewer than 100 shares after the reverse stock split will automatically be rounded up to 100 shares. The second exception is that there will be no fractional shares issued as a result of the reverse stock split and all fractional shares will be rounded up to the nearest whole share, unless the holder will hold 100 shares as a result of the rounding described in the preceding sentence.

        For example, if you now hold 100 shares, you would still hold 100 shares following the reverse stock split, as a result of the rounding. If you now hold 375 shares, after the reverse stock split, you will hold 108 shares.

What is the accounting treatment of the reverse stock split?

        The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated par value capital on our balance sheet attributable to our common stock will be reduced to approximately 71.4% of its current amount; and the additional paid in capital account will be credited with the amount by which the stated capital is reduced. After the reverse stock split, the per share net income or loss and per share net book value of our common stock will be increased because there will be fewer shares outstanding.

What will be the effect on the authorized and outstanding shares of the Company?

        The Company is currently authorized to issue a maximum of 950,000,000 shares of common stock. As of April 9, 2008, there were 5,562,897 shares of our common stock issued and outstanding. Although the number of authorized shares will not change as a result of the reverse stock split, the number of shares issued and outstanding will be reduced to a number that will be approximately equal to the number of shares issued and outstanding immediately prior to the effectiveness of the reverse stock split divided by 3.5. To accommodate the rounding up described above, we estimate that approximately 5,575 shares will be issued with the result that there would be approximately 1,594,972 shares outstanding after the reverse stock split. Each of the two largest shareholders have agreed to surrender for cancellation a number of shares equal to one-half of the total Company shares required to effect the rounding up.

        The reverse stock split will reduce the number of shares owned by each existing shareholders, but will not reduce the percentage of the outstanding common stock of the Company owned by any existing shareholder. The reverse stock split will reduce the outstanding shares of the Company, and unissued shares resulting from the reduction, or any other authorized but unissued shares could be issued in the future by the Company for any proper purpose. Any such future issuance of shares by the Company would dilute all existing shareholders equally. The rights and preferences of shares of our common stock will not be changed as a result of the reverse stock split. The common stock outstanding after the reverse stock split will remain fully paid and nonassessable.

How will the reverse stock split be accomplished?

        The reverse stock split will become effective on or about May 28, 2008, the first business day after the Special Meeting. On or after May 28, 2008, each holder of a certificate (or certificates) of pre split common stock of the Company may surrender such certificate to the Company’s transfer agent, which will act as the exchange agent to effect the exchange of certificates; and each such shareholder will be entitled, upon payment of exchange, handling, and delivery charges, to receive a new certificate representing post split shares. The name and address of the Company’s transfer agent is:

Computershare Investor Services 350 Indiana Street, Suite 800 Golden, CO 80401

Until surrendered for reissuance, each certificate outstanding before the reverse stock split shall represent only the appropriate number of post reverse split shares until such time as an exchange of certificates has been accomplished. Some shareholders of the Company presently hold certificates issued before 2003 and those certificates do not reflect another reverse stock split completed in August 2004. New certificates issued after the Special Meeting will properly reflect the number of shares held.

What are the federal income tax consequences of the reverse stock split?

        This discussion of federal income tax consequences is based upon federal tax law, regulations, judicial authority, and administrative rulings and practices in effect on the date of this Information Statement. This discussion is for general information only and does not discuss consequences that may be applicable to special classes of taxpayers. Shareholders should consult their own tax advisors to determine the particular consequences applicable to them. The receipt of common stock as a result of the stock split solely in exchange for common stock held prior to the stock split will not generally result in recognition of gain or loss to the shareholder. The adjusted basis of a shareholder in the common stock held after the reverse stock split will be the same as the adjusted tax basis of the common stock held prior to the reverse stock split, and the holding period of the common stock held after the reverse stock split will include the holding period of the common stock held prior to the reverse stock split. No gain or loss will be recognized by the Company as a result of the reverse stock split.

Are there any appraisal rights?

        Because no shareholder will be eliminated or materially diluted as a result of the reverse stock split, no appraisal rights are available under the Colorado Business Corporation Act or under the Company’s Articles or Bylaws to any shareholder who dissents from the proposal to approve the reverse stock split.

PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION

        Our Board of Directors unanimously approved and recommended for submission to the shareholders a proposal to amend the Company’s Articles of Incorporation for the following purposes:

(a)	to reduce the minimum number of directors of the Company from three to two; and

(b)	to include the provision that shareholders may take action without a meeting of shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

Proposal to Decrease Minimum Number of Directors

        The current Articles of the Company provide that Board shall consist of a minimum of three and a maximum of nine directors, the exact number to be determined by the Board in the Company’s Bylaws. The Company’s Bylaws currently provide that there shall be three directors of the Company. The Board of the Company currently consists of two directors and there is one vacancy in the Board. The directors are proposing that the Articles be amended to change the minimum number of directors from three to two directors, but the proposal does not change the maximum from nine directors. Upon approval of such amendment to the Articles, the directors intend to amend the Bylaws to provide that the Company shall have two directors. As proposed to be amended, ARTICLE VI of the Company’s Articles would read as follows:

ARTICLE VI

        The number of directors to be elected at the annual meeting of shareholders or at a special meeting called for the election of directors shall be not less than two, nor more than nine, the exact number to be fixed by the Bylaws.

     What are the reasons for this proposed amendment of the Articles?

     The Company is a very small company which has minimal assets and no business other than to attempt to find a merger or acquisition candidate. The two officers and directors beneficially own approximately 90% of the Company’s outstanding shares. The Company shares are registered with the SEC under the Securities Exchange Act of 1934, and the company files reports with the SEC. A person who serves as a director of a small publicly held company which files reports with the SEC has substantial responsibilities which require substantial time commitments. Also, a director of a publicly held company has exposure to numerous types of lawsuits as a result of such position. It is difficult to find a person who does not own a material interest in a small publicly held company who is willing to serve as a director of such company. Also, usually directors receive some type of compensation and expense reimbursement in exchange for serving as a director of a company. The Company does not currently have the financial resources to pay compensation or expense reimbursements to its officers and directors. Therefore, the current two directors of the Company are proposing that the minimum number of directors be reduced from three to two.

Are there any risks associated with this proposed amendment of our Articles of Incorporation?

     The two current directors beneficially own approximately 90% of the outstanding common stock of the Company and therefore control the Company. Although the two current directors have responsibilities to all of the shareholders of the Company, it is a risk that there are not additional directors of the Company who are independent.

PROPOSAL TO PERMIT CONSENT ACTION BY WRITTEN CONSENT OF MAJORITY SHAREHOLDER
MEETINGS WITHOUT UNANIMOUS CONSENT OF SHAREHOLDERS

     The Company’s current Bylaws provide that actions may be taken by shareholders without a meeting if such actions are approved in writing by all of the shareholders of the Company. The Colorado Business Corporation Act was amended in 2004 to provide that a company’s articles of incorporation may permit actions to be taken by shareholders without a meeting if shareholders holding at least the minimum number of votes that would be necessary to authorize or take such action consent in writing to such action. The Company’s current Articles do not contain a provision permitting such shareholder actions. The directors are proposing that the Company’s Articles be amended to permit such shareholder actions. The proposed new Article which would be added to the Company’s Articles would read as follows:

ARTICLE XVII

Any action required or permitted by the Colorado Business Corporation Act to be taken at a shareholders meeting may be taken without a meeting if the shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted consent to such action in writing. Any action taken pursuant to this ARTICLE XVII must comply with all of the terms and conditions of the Colorado Business Corporation Act.

What are the reasons for proposing this amendment to the Company’s Articles?

     The Company is a small company with very limited resources. The current directors beneficially own approximately 90% of the outstanding common stock of the Company and control the Company. The Company’s only business is to seek merger and acquisition candidates; and, under certain circumstances, it is necessary for shareholders to act quickly in a merger or acquisition transaction. This proposed amendment to the Company’s Articles will permit the Company’s shareholders to take actions quickly and without the costs and expenses of holding an actual meeting of shareholders. However, under both federal and Colorado law the Company will be required to provide to its shareholders certain written information with respect to actions taken without an actual meeting before taking the action authorized. Therefore, the Company will incur some costs and expenses when actions are taken by shareholders without a shareholder meeting.

Are there risks associated with this proposed amendment of the Articles?

     Upon approval of this amendment of the Company’s Articles, the directors, who beneficially own 90% of the outstanding common stock of the Company, will be in a position to take shareholder actions without a meeting of all of the shareholders of the Company.

When will the amendments to the Articles of Incorporation become effective?

     The amendments as set forth above will become effective upon the filing of the amendments with the Secretary of State of Colorado.

     It is anticipated that the Board of Directors will cause the amendments to be filed as promptly as reasonably possible following the date of the Special Meeting. However, the filing may be delayed by the Board of Directors or abandoned by action of our Board of Directors at any time prior to the effective time of filing, whether before or after the Special Meeting, if our Board of Directors determines for any reason, in its sole judgment and discretion, that the filing should be delayed or would be inadvisable or not in the best interests of the Company and its shareholders, as the case may be.

OTHER MATTERS

What about shareholder proposals for the next annual meeting of Company shareholders?

     If you would like to make a proposal at the Company’s 2008 annual meeting of shareholders or any special meeting held in lieu of such meeting, you must comply with the notice provisions in the company’s Bylaws. To make such a proposal, you must give the Company written notice describing the proposal not less than 90 days and not more than 120 days before the scheduled date of such meeting and you must be a record or beneficial stockholder at the time of the notice and entitled to vote at such meeting. Such proposal will also need to comply with the SEC Regulations regarding the inclusion of stockholder proposals in company sponsored proxy materials.

Who pays the costs associated with these proxy materials?

     The Company will pay the cost of preparing, assembling, reproducing, mailing and distributing these proxy materials. In addition, the Company will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out of pocket expenses incurred in forwarding proxy materials to our shareholders.

What other Company information is available?

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

        The above Information Statement and Notice of Special Meeting are sent by order of the Board of Directors.

May 6, 2008	John P. Kanouff
Secretary/Treasurer